SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): March 14, 2012


                          SYNERGY RESOURCES CORPORATION
                          -----------------------------
             (Exact name of Registrant as specified in its charter)


             Colorado                   001-35245                20-2835920
  ----------------------------    -----------------------  ---------------------
  (State or other jurisdiction     (Commission File No.)   (IRS Employer
      of incorporation)                                    Identification No.)



                                20203 Highway 60
                           Platteville, Colorado 80651
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          (Address of principal executive offices, including Zip Code)


             Registrant's telephone number, including area code: (970) 737-1073
                                                                 --------------

                                       N/A
                         ------------------------------
          (Former name or former address if changed since last report)

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Item 2.01   Completion of Acquisition or Disposition of Assets

     On March 14, 2012, the Company closed the acquisition of oil and gas leases from DeClar Oil and Gas, Inc. and Wolf Point Exploration, LLC which was disclosed in an 8-K report filed on February 23, 2012.

     The oil and gas leases acquired by the Company cover approximately 17,000 gross acres (8,875 net acres) in Weld, Morgan and Larimer Counties, Colorado. The Company acquired the properties for $2,200,000 in cash and 155,770 shares of the Company's common stock ($300 per net acre).

     The DeClar and Wolf Point properties have the potential for production from multiple pay zones, including the Niobrara, Greenhorn, J-Sand and D-Sand formations. This area is especially prospective for the horizontal Greenhorn zone, which will be the Company's focus. As of the date of this report, there were no producing oil or gas wells on the leases.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2012


                                    SYNERGY RESOURCES CORPORATION


                                    By: /s/ Frank L. Jennings
                                        --------------------------------------
                                        Frank L. Jennings, Prinicipal Financial
                                        Officer
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